UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2005

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50386	77-0635673
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, TX 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 698-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2005, Cano Petroleum, Inc. (the “Company”) entered into agreements to sell 1,350,000 shares of common stock to two accredited institutional investors at a price of $3.75 per share.  The transactions closed on March 24, 2005.  The Company received gross proceeds of $5,062,500 from the sale of the 1,350,000 shares of common stock.  These transactions were exempt from registration requirements pursuant to Section 4(2) and Rule 506 under the Securities Act of 1933, as amended.  The Company agreed to cause a registration statement to be filed with and declared effective by the Securities and Exchange Commission within 90 days of March 24, 2005 covering the resale of the shares sold in the above transactions.  The subscription agreements do not specify any penalties for failing to meet the deadlines for filing and effectiveness of the registration statement.  Pritchard Capital Partners was the advisor to this placement.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01       Financial Statements and Exhibits.

 (a) Financial statements of business acquired.

Not Applicable

 (b) Pro forma financial information.

Not Applicable

 (c) Exhibits:

4.1                                 Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 28, 2005

CANO PETROLEUM, INC.

By:	/s/ Michael Ricketts
Michael Ricketts
Chief Financial Officer